UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                  -------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 7, 2002

                      CLEAN SYSTEMS TECHNOLOGY GROUP, LTD.
             (Exact name of registrant as specified in its charter)

       NEW YORK                      000-14646                 06-1113228
       --------                      ---------                 ----------
(State of Incorporation)      (Commission File Number)        (IRS Employer
                                                             Identification No.)



           4 ASHLAGAN STREET, P.O. BOX 8624, KIRYAT GAT, ISRAEL, 82021 (Address of principal executive offices, including zip code)

                              (011) 972-8 660 2108
              (Registrant's telephone number, including area code)

ITEM      4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

         On March 7, 2005, Moore Stephens, P.C., the independent registered public accounting firm for Clean Systems Technology Group, Ltd. (the "Company"), was dismissed. By letter dated March 7, 2005 Clean Systems Technology Group, Ltd. ("CSTI" or the "Company") terminated the services of Moore Stephens, P.C. ("Moore") the independent registered public accounting firm of CSTI for the last three years. The Company has hired Sherb & Co., LLP to become auditors commencing for the fiscal year ended December 31, 2004. The reports of Moore on the Company's consolidated financial statements as of and for the fiscal years ended December 31, 2003, 2002 and 2001 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles. During the fiscal year ended December 31, 2004, and through March 29, 2005, there were no disagreements with Moore on any matters of accounting principles or practices financial statement disclosure, or auditing scope or procedure which, if not resolved to Moore's satisfaction, would have caused Moore to make reference to the subject matter in connection with periods; and there were no reportable events as defined in Item 304 (a) (1) (v) of Regulation S-B. The Company's Board of Directors has chosen Sherb & Co., LLP as its new auditors and has authorized the termination of audit services by Moore. The Company provided Moore with a copy of the foregoing disclosures and requested Moore to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated March 29, 2005, is filed as Exhibit 16.1 to this Form 8-K.

ITEM      7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits

                  Exhibit 1 - Letter, dated March 29, 2005 from Moore Stephens


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: April 1, 2005

                                            CLEAN SYSTEMS TECHNOLOGY GROUP, LTD.


                                      By:  /s/ JACOB LUSTGARTEN
                                           ---------------------
                                      Name: Jacob Lustgarten
                                      Title: Chief Executive Officer